UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 28, 2020

GlobalSCAPE, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33601	74-2785449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas	78249
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 308-8267

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	GSB	NYSE American LLC

As previously disclosed in the Current Report on Form 8-K filed by the Company, with the Securities and Exchange Commission (the “SEC”) on July 20, 2020, GlobalSCAPE, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 19, 2020, by and among the Company, Help/Systems, LLC, a Delaware limited liability company (“Parent”), Grail Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely with respect to certain sections therein, HS Purchaser, LLC, a Delaware limited liability company (“HS Purchaser”), and Help/Systems Holdings, Inc., a Delaware corporation (together with HS Purchaser, the “Borrowers”). Pursuant to the Merger Agreement, on July 31, 2020, Merger Sub commenced a cash tender offer for all of the Company’s outstanding shares (“Shares”) of common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $9.50 per Share (the “Offer Price”), net to the seller in cash, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 31, 2020 (as amended or supplemented from time to time, the “Offer to Purchase”) and in the related Form of Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), filed as Exhibit (a)(1)(A) and Exhibit (a)(1)(B), respectively, to the Schedule TO originally filed with the SEC by Parent and Merger Sub on July 31, 2020 (the “Schedule TO”).

Item 1.02. Termination of a Material Definitive Agreement.

Effective as of August 28, 2020, and in connection with the consummation of the Merger, the Company terminated that certain Credit Agreement, dated November 18, 2019, by and among the Company, the other loan parties party thereto and JPMorgan Chase Bank, N.A., as amended on January 3, 2020 and April 15, 2020, and concurrently repaid all advances and other obligations outstanding thereunder.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

At one minute after 11:59 p.m, New York City time, on August 27, 2020, the Offer expired (the “Expiration Time”). The American Stock Transfer and Trust Company, LLC, in its capacity as depositary and paying agent for the Offer (the “Depositary”), has advised Merger Sub that, as of the Expiration Time, a total of approximately 14,899,635 Shares, representing approximately 78.81% of the Company’s Shares currently outstanding as of the Expiration Time were validly tendered and not withdrawn in the Offer.

As of the Expiration Time, the number of Shares validly tendered and not properly withdrawn pursuant to the Offer satisfied the Minimum Tender Condition, and all other conditions to the Offer were satisfied or waived. Immediately after the Expiration Time, Merger Sub irrevocably accepted for payment, and will promptly pay for, all Shares validly tendered and not properly withdrawn prior to the Expiration Time.

On August 28, 2020 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger was effected without a vote of the Company stockholders in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”).

At the effective time of the Merger (the “Effective Time”), each Share that is issued and outstanding (other than Shares held by the Company as treasury stock and Company stockholders who have (i) neither voted in favor of the adoption of the Merger Agreement nor consented thereto in writing and (ii) properly and validly exercised and perfected their respective statutory rights of appraisal in respect of such Shares in accordance with Section 262 of the DGCL) was canceled and converted into the right to receive cash in an amount equal to the Offer Price (the “Merger Consideration”), without interest thereon, subject to any required withholding of taxes.

Each option to purchase Shares (the “Company Options”) outstanding immediately prior to the Effective Time, whether or not vested, was canceled at the Effective Time and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the Merger Consideration (less the exercise price per share attributable to such Company Option) by (ii) the total number of Shares issuable upon exercise in full of such Company Option (the “Option Consideration”). The payment of the Option Consideration was subject to withholding for all required taxes. Each Share subject to any performance-vest, time-vest or other condition(s) that constitutes a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (a “Company Restricted Stock”), outstanding immediately prior to the Effective Time became immediately vested and was canceled at the Effective Time and converted into the right of the holder to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the amount of the Merger Consideration by (ii) the total number of shares of Company Restricted Stock.

The aggregate consideration paid in the Offer and the Merger was approximately $218,852,022 million, excluding related transaction fees and expenses. The funds used by Parent to consummate the Merger and complete the related transactions came from a combination of cash on hand and debt financing.

The foregoing summary description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on July 20, 2020 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, in connection with the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.01, the Company notified NYSE American LLC (“NYSE”) that the Merger had been consummated and requested that (i) the trading of Shares on NYSE be suspended prior to market open on the Closing Date and (ii) the listing of Shares on NYSE be withdrawn. In addition, the Company requested that NYSE file with the SEC a notification on Form 25 to report the delisting of Shares from NYSE and to deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 suspending the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth under Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of Merger Sub’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL on August 28, 2020, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, and effective as of the Effective Time, each director of the Company immediately prior to the Effective Time, Robert H. Alpert, David L. Mann, Dr. Thomas E. Hicks and C. Clark Webb, resigned as a director, and any committee thereof, of the Company, as applicable, effective at the Effective Time on August 28, 2020.

Following the Merger and pursuant to the terms of the Merger Agreement, at the Effective Time on August 28, 2020, the directors of Merger Sub immediately prior to the Effective Time, Katherine Bolseth and Matthew Reck, became the directors of the Company following the Effective Time. Information regarding the new directors has been previously disclosed in the Offer to Purchase, dated July 31, 2020, filed by Parent and Merger Sub as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO, originally filed with the SEC on July 31, 2020, which information is incorporated herein by reference.

Other than as set forth above, the Company is not aware of any arrangements or understandings between the foregoing persons, on the one hand, and any other person, on the other hand, pursuant to which they were selected to their new positions with the Company. Other than as set forth above, the Company is not aware of any transaction in which the foregoing persons have an interest requiring disclosure under Item 404(a) of Regulation S-K.

On August 25, 2020, in recognition of Mr. Alpert’s significant contributions and efforts as Chief Executive Officer of the Company in connection with completion of the Merger, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved payment of a cash transaction bonus of $250,000 to Mr. Alpert. The Compensation Committee also approved transaction bonus payments of $130,000 to Karen Young, the Company’s Chief Financial Officer, $125,000 to Michael Canavan, the Company’s Executive Vice President of Sales and Marketing, and $120,000 to David Mello, the Company’s Executive Vice President of Technical Services, in recognition of their contributions and efforts in connection with completion of the Merger.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On August 28, 2020, Parent issued a press release announcing the expiration, results of the Offer and the expected consummation of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1
Agreement and Plan of Merger, dated as of July 19, 2020, by and among the Company, Parent, Merger Sub, and solely with respect to certain sections therein, the Borrowers (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2020)

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

99.1	Press Release issued by Parent dated August 28, 2020 (incorporated by reference to Exhibit (a)(5)(E) to the Schedule TO filed with the SEC on August 28, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: August 28, 2020	By:	/s/ Kyle Hofmann
		Name:	Kyle Hofmann
		Title:	Secretary